SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K



                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



        Date of Report (date of earliest event reported): August 16, 1996



                          SONAT OFFSHORE DRILLING INC.
             (Exact name of registrant as specified in its charter)



                                    Delaware
                 (State or other jurisdiction of incorporation)



         1-7746                                           72-0464968
(Commission File Number)                       (IRS Employer Identification No.)



4 Greenway Plaza, Houston, Texas                             77046
(Address of principal executive offices)                   (Zip Code)

Registrant's telephone number, including area code:  (713) 871-7500



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Item 5     Other Events

           As more fully described in the Registration Statement on Form S-4 (No. 333-09105) of Sonat Offshore Drilling Inc. (the "Company"), the Company has made an offer to acquire the shares of Transocean ASA ("Transocean"). Transocean has provided to the Company the following information regarding Transocean's results for the three and six month periods ending June 30, 1996 and 1995, which are presented in accordance with Norwegian generally accepted accounting principles. Such principles differ in certain significant respects from U.S. generally accepted accounting principles, as discussed in such Registration Statement.

           Transocean had net income for the quarter ended June 30, 1996, of Nkr 344 million compared to a net loss of Nkr 9 million for the same period in 1995. Operating income for the three months ended June 30, 1996 and 1995, was Nkr 51 million and Nkr 42 million, respectively. Revenues for the 1996 quarter were Nkr 796 million, compared to Nkr 759 million for the same period in 1995.

           For the six months ended June 30, 1996, net income was Nkr 320 million compared to a net loss of Nkr 118 million for the six months ended June 30, 1995. Operating income for the six months ended June 30, 1996 was Nkr 67 million compared to a breakeven position for the corresponding 1995 period. Revenues for the first six months of 1996 were Nkr 1,619 million compared to revenues of Nkr 1,458 million in the 1995 period.

           The increases in net income for the three and six months ended June 30, 1996, were primarily due to a Nkr 332 million gain on the sale of substantially all of the assets of Anchor Drilling Fluids. Other favorable factors impacting net income include a gain of Nkr 21 million related to the sale of the Transocean No. 4, improved dayrates and increased rig utilization and lower interest expense due to the refinancing of debt in December 1995 and January 1996. Interest expense decreased Nkr 20 million from Nkr 50 million in the quarter ended June 30, 1995 to Nkr 30 million in the corresponding 1996 period. For the six months ended June 30, 1996 and 1995, interest expense was Nkr 66 million and Nkr 107 million, respectively. Partially offsetting these favorable results were Nkr 36 million of expenses related to the turnkey operations in Argentina, including a Nkr 22 million provision for the possible closing of the operation, and decreased operating income of Nkr 28 million due to a strike by the employees of oil service companies in Norway.

                                    SIGNATURE
                                    ---------

           Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                   SONAT OFFSHORE DRILLING INC.



                                                   By  /s/ Robert L. Long
                                                      -------------------------
Date:  August 16, 1996                                 Robert L. Long
                                                       Senior Vice President